CMA Tax-Exempt Fund
File Number: 811-3111

CIK Number: 320281
For the Period Ending: 09/30/2002

Pursuant to Exemptive Order Release No. IC-18748 dated June 12, 1992, the following schedule enumerates the transactions with Merrill Lynch Pierce, Fenner & Smith Inc., for the six months ended September 30, 2002.

Purchases (In Thousands)

Transaction	Face	Security		Due
Date	Amount	Description	Rate	Date
04/02/2002	$17,295	Louisiana PFA-Christus	1.45%	05/06/2002
09/24/2002	14,500	Chicago Illinois	1.57	11/19/2002